EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 28th day of July, 2008, by and between SA Recovery Corp., an Oklahoma corporation (the "Company"), and JAMES DITANNA (the "Employee").

      IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

      1.    Employment.

      The Company hereby employs the Employee, and the Employee hereby accepts this employment agreement with the Company, upon the terms and conditions hereinafter set forth.

      2.    Term.

      Unless Employee's employment hereunder is terminated earlier pursuant to Section 5 of this Agreement, Employee's employment under this agreement  hereunder shall begin on the date hereof and shall expire two (2) years from the date hereof, provided that upon the expiration of the first two (2) years of such employment, the Employee's employment hereunder shall continue for additional consecutive extension terms of one (1) year each until either party gives notice of termination to the other at least one hundred eighty (180) days prior to end of the then current term. The term of employment described in the immediately preceding sentence, including any extensions but without giving effect to any earlier termination provided for under Section 5 of this Agreement, is hereinafter described as the "Contract Term." The period of time during which the Employee actually is employed hereunder, giving effect to any termination of employment under Section 5 of this Agreement, is hereinafter described as the "Term."

      3.    Duties and Responsibilities.

            3.1   During the Term, the Employee shall serve as the Chief

Executive Officer, Director, Treasurer, and Secretary of the Company. In the performance of all of his responsibilities as Chief Executive Officer and director hereunder, the Employee shall perform such duties as assigned to him by the Board of Directors and are consistent with those duties assigned employees of comparable status. In performing such duties, the Employee will be subject to and abide by, and will cause employees of the Company to be subject to and abide by, all policies and procedures developed by the Company.

      4.    Compensation and Benefits.

            4.1   During the Term, the Company shall pay the Employee a "Base

Salary" at an annual rate of Five Thousand Dollars($5000), payable annually in installments of Five Thousand Dollars ($5,000).  Upon generation of positive revenue to the Company, the Board of Directors of the Company may review the Base Salary of the Employee. If the Company lacks the funds to pay the Base Salary, the amount due shall accrue against the Company, its subsidiaries, or any Holding Company constituent.

            4.2   During the Term, the Employee is authorized to incur

reasonable expenses in the performance of his duties hereunder. The Company shall reimburse the Employee for all such expenses upon the presentation by the Employee, not less frequently than monthly, of signed, itemized accounts of such expenditures and vouchers, all in accordance with the Company's procedures and policies as adopted and in effect from time to time and applicable to its employees of comparable status.

      5.    Termination.

            5.1   The Company may terminate the Employee's employment under

this Agreement at any time for Cause. "Cause" shall exist for such termination if Employee (i) is adjudicated guilty of a felony by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation, (iii) has materially breached any covenant set forth in this Agreement or willfully violated any direction of the Board of Directors of the Company, which breach or willful violation the Employee has not cured within thirty (30) days following notice by the Board of Directors to the Employee of the breach or willful violation, or (iv) has made any material misrepresentation to the Company.

            5.2   The Company may terminate the Employee's employment under this Agreement at any time without Cause. If the Company breaches any term of this Agreement and fails to cure such breach within thirty (30) days of notice of such breach from the Employee, and if Employee terminates his employment with the Company within thirty (30) days after the period for the cure of the breach by the Company expires, the Company shall be deemed to have terminated the Employee's employment hereunder without Cause.

            5.3   The Employee may voluntarily terminate his employment under this Agreement at any time. For the purposes of this Agreement, if the Employee terminates his employment under this Agreement pursuant to the second sentence of Section 5.2 above, he shall not be deemed to have terminated such employment under this Section 5.3.

                                    THE COMPANY:

                                   SA Recovery Corp.

                                    By: /s/   James Ditanna

                                       --------------------------------------

James Ditanna

Sole Director/President

                                    THE EMPLOYEE

 /s/   James Ditanna

                                       --------------------------------------

James Ditanna